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                                                                      Exhibit 1


                           5,750,000 Shares of Common Stock


                              ESENJAY EXPLORATION, INC.


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                                UNDERWRITING AGREEMENT

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                                                                  July 15, 1998



GAINES, BERLAND INC.
     As Representative of the
     several Underwriters named in
     Schedule I attached hereto
c/o Gaines, Berland Inc.
1055 Stewart Avenue
Bethpage, New York 11714

Ladies and Gentlemen:

     Esenjay Exploration, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in SCHEDULE I hereto (the "UNDERWRITERS") 5,000,000 shares of its common stock, par value $.01 per share (the "COMMON STOCK"), which 5,000,000 shares of Common Stock are herein referred to as the "FIRM SHARES." In addition, the Company proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of up to an additional 750,000 shares of Common Stock (the "OPTION SHARES") for the sole purpose of covering over-allotments in the sale of the Firm Shares. The respective amounts of the Firm Shares to be so purchased by the Underwriters are set forth opposite their names in SCHEDULE I hereto. The Firm Shares and any Option Shares purchased by the Underwriters are herein referred to as the "SHARES." In connection with the proposed issuance and sale of the Shares, the Company proposes to issue to Gaines, Berland Inc. a Warrant (the "WARRANT") to purchase from the Company 191,250 shares of Common Stock (the "WARRANT SHARES") pursuant to the terms and conditions set forth in the Warrant (a form of which is attached hereto as Annex A).

     The Shares are more fully described in the Registration Statement referred to hereafter.

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          A. The Company represents and warrants to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, and amendments thereto, on Form SB-2 (No. 333-53581), for the registration of the Shares, the Warrant and the Warrant Shares under the

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     Securities Act of 1933 (the "ACT").  Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "REGULATIONS"), and any additional related registration statement filed pursuant to Rule 462(b) of the Act, is herein called the "REGISTRATION STATEMENT," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "PROSPECTUS." The term "PRELIMINARY PROSPECTUS" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

          (b) At the time of effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission (but only after any such amendment becomes effective), and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares, the Warrant and the Warrant Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit, other than omissions contemplated by the Act and the Regulations, to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) Deloitte & Touche LLP, which has certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, there has been no material adverse change or any development that could

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     reasonably be expected to result in a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are disclosed in or contemplated by the Registration Statement and the Prospectus. Except as disclosed in or contemplated by the Prospectus, since the date of the last audited financial statements included in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (e) This Agreement, the Warrant and the transactions contemplated herein and therein have been duly and validly authorized by the Company, and this Agreement and the Warrant have been duly and validly executed and delivered by the Company. This Agreement and the Warrant are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that rights to indemnity may be limited by applicable federal or state securities laws or the public policy underlying such laws.

          (f) The execution, delivery and performance of this Agreement, the Warrant and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Warrant or the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration of the Shares, the Warrant and Warrant Shares under the Act, the clearance of the offering of the Shares with the NASD, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under foreign and state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. The Company has full power and authority to authorize, issue and sell the Shares, the Warrant and the Warrant Shares as contemplated by this Agreement.

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          (g)  All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of or subject to any preemptive rights. The Shares, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. The Company has authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Option Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (h) The Warrant Shares, when issued pursuant to the terms and conditions of the Warrant, will be duly and validly authorized and issued, fully paid and nonassessable and will have not been issued in violation of or subject to any preemptive rights.

          (i) Each of the Company and its subsidiaries (sometimes referred to herein as the "SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has no Subsidiaries that are limited partnerships, limited liability companies or other forms of entities other than corporations. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each of the jurisdictions listed on Schedule III hereto, which are the only jurisdictions in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not in the aggregate reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries has or will have by the Closing Date all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus (other than such consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits the failure to obtain could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries as a whole), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through its Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer (other than restrictions arising under federal and applicable foreign and state securities and Blue Sky Laws and those arising under the Company's credit facilities as described in the Registration Statement), stockholders' agreement, voting trust and any other defects of title.

          (j) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding securities of the Company or any Subsidiary convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of Common Stock of the Company or shares of capital stock of any Subsidiary, respectively, and there are no outstanding options, warrants or rights of any character obligating the Company

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     or any Subsidiary to issue any shares of its capital stock or any securities convertible or exchangeable or evidencing the right to purchase or subscribe therefor; and except as disclosed in the Registration Statement and the Prospectus, no holder of securities of the Company or any Subsidiary or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

          (k) Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries have generally satisfactory or good and indefeasible title to all the producing oil and gas properties described in the Prospectus as being owned by them, free and clear of any liens, encumbrances, equities, or claims of any nature, except for the liens for taxes not yet due, liens, claims and encumbrances under gas sales contracts, operating agreements, geophysical exploration agreements, farm-out and farm-in agreements, participation agreements, unitization and pooling agreements, and such other agreements as are customarily found in connection with comparable exploration, drilling, producing and marketing operations, or in connection with the acquisition of producing properties, and other liens, claims, contracts, encumbrances and title defects that are, singly and in the aggregate, not material in amount and do not materially interfere with the Company's or such Subsidiary's use and enjoyment of its oil and gas properties and liens under the Company's credit facilities as described in the Registration Statement.

          (l) The engineering values attributed to the oil and gas properties of the Company disclosed in the Registration Statement and Prospectus and prepared by the Company reflect in all material respects the ownership interests of the Company in the properties therein as the dates specified therein, except as otherwise disclosed in the Registration Statement and Prospectus. The information underlying the estimates of the Company's reserves is complete and accurate in all material respects and no facts have arisen of which the Company has knowledge that might cause a reasonable person to believe that any of such information was incorrect or incomplete in any material respect.

          (m) Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries possess or will possess on the Closing Date, adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits the failure of which to obtain could not reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries taken as a whole, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          (n) Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          (o) The Company and its Subsidiaries own, possess or license adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights,

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     confidential information and other intellectual property (collectively,
     "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of termination of any license or notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          (p) To the Company's knowledge and except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries (i) is in material violation of any applicable statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"),
     (ii) owns or operates any real property contaminated at levels harmful to human health and the environment with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim could individually or in the aggregate reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole; and the Company has not received written notice of any pending investigation which might lead to such a claim.

          (q) Except as disclosed in the Registration Statement and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which could reasonably be expected to result in any material adverse change in the business, prospects, properties, operations, condition (financial or other) or, results of operations of the Company and its Subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

          (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (s) The financial statements of the Company, including the notes thereto and supporting schedules included in the Registration Statement and the Prospectus, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the

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     transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (t) Except as described in the Registration Statement and the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby that have not been waived.

          (u) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (v) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due.

          (w) None of the Company, any Subsidiary, director, officer, agent, employee or other person associated with or acting on behalf of the Company and the Subsidiaries has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (x) No transaction has occurred between or among the Company, the Subsidiaries or any of their officers or directors or any affiliates of any such officers or directors that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (y) The Shares have been approved for listing on the Nasdaq Smallcap Market ("NASDAQ") and the Boston Stock Exchange ("BSE") subject to notice of issuance.

          (z) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the sale or resale of Shares under this Agreement.

          (aa) Except as described in the Registration Statement, there are no outstanding options, warrants, or rights of any character obligating the Company to issue any shares of Common Stock that are currently exercisable or will become exercisable within 180 days of the date of the Prospectus.

          (bb) The Company has obtained and delivered to you before the date hereof the written agreements of each of the persons listed on
     Schedule II that, for a period of 180 days,

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     and in the case of David B. Christofferson and Joint Energy Development
     Investments II Limited Partnership ("JEDI") 90 days, after the date of the final Prospectus filed with the Commission pursuant to Rule 424(b), such persons will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of the Company's securities or securities convertible into or exchangeable or exercisable for any shares of the Company's securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of Gaines, Berland Inc.

          2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of $____ per share, the number of Firm Shares set forth opposite the respective names of the Underwriters on SCHEDULE I hereto plus any additional number of Shares that the Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002-6760, or such other place as shall be agreed upon by you and the Company, at 9:00 A.M., Houston, Texas time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless such time and date are postponed in accordance with the provisions of Section 9 hereof) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or at such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "CLOSING DATE").
     Delivery of the certificates for the Firm Shares and any Option Shares shall be made to you for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price for the Firm Shares or Option Shares, as the case may be, by wire transfer of federal (same day) funds, to the account(s) designated by the Company.

          (c) Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (d) In addition, the Company hereby grants to the several Underwriters the option to purchase up to 750,000 Option Shares at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. This option may be exercised at any time in whole or in part on or before the thirtieth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of Option

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     Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Option Shares are to be delivered (each such date and time being herein sometimes referred to as an "ADDITIONAL CLOSING DATE"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the tenth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Option Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          The number of Option Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto (or such number increased as set forth in Section 9 hereof) bears to 5,000,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          3. OFFERING. Upon your authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

          (a) If the Registration Statement has not yet been declared effective, the Company will use its reasonable commercial efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the

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     Commission shall propose or enter a stop order at any time, the
     Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing within a reasonable time (but in any event within four business days) after being timely furnished in advance a copy thereof.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act but in any event within nine months after the date of the Prospectus any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company or you, as the case may be, will notify the other promptly and the Company will prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its reasonable commercial efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you one signed copy of the Registration Statement, including exhibits (other than exhibits that are incorporated by reference), and all amendments thereto, and the Company will promptly deliver to each of the several Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. The Prospectus shall be furnished on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the effective time of the Registration Statement.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to use its reasonable commercial efforts to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, to execute a general consent to service of process or to take any other action that would subject the Company to service of process.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement, an earnings statement (within the meaning of Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days, from the date of the Prospectus, the Company will not issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock or other capital stock of the Company) at a price less than the price to the public of the Shares sold hereunder; and the Company will use its reasonable commercial efforts to obtain similar undertakings of each of its officers, directors and securityholders (including, without limitation, its optionholders), all of which are listed on SCHEDULE II hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder, the Company's issuance of Common Stock upon the exercise of presently outstanding stock options and warrants, and the Company's issuance of Common Stock or other capital stock of the Company or options to acquire Common Stock or such other capital stock described in the Prospectus.

          (g) During the period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of (i) all reports to its stockholders; and
     (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (i) The Company agrees that it will not accelerate the vesting or exercisability of any options, warrants, or rights of any character obligating the Company to issue any shares of Common Stock so that any such options, warrants, or rights shall become exercisable within 180 days of the Closing Date or any Additional Closing Date.

          5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all reasonable costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), and the cost of duplicating and distributing the underwriting documents (including this Agreement, the Selected Dealers Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated),
(ii) the travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, (iii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the qualification of the Shares under state or foreign securities or Blue Sky Laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the reasonable fees of counsel for the Underwriters and such counsel's reasonable disbursements in relation thereto, (v) quotation of the Shares on the NASDAQ, (vi) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vii) the cost of printing certificates representing the Shares, and (viii) the cost and charges of any transfer agent or registrar. In addition, the Company has agreed to pay you a nonaccountable expense allowance of $300,000. It is understood, however, that except as provided in this Section 5 and Sections 7, 8 and 11(d) of this Agreement, the Underwriters will pay their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any Shares by them, and any advertising expenses connected with any offers they may make.

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Option Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (or in the case of the Option Shares as of the Additional Closing Date), to the absence from any certificates, opinions, written statements or letters furnished to you or to Vinson & Elkins L.L.P. ("UNDERWRITERS' COUNSEL") pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement, including any related registration statement filed pursuant to Rule 462(b) under the Act, shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date and Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date and each Additional Closing Date, you shall have received the opinion of Porter & Hedges, L.L.P., counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to Underwriters' Counsel, and subject to customary qualification and limitations, to the effect that:

               (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction described in Schedule III hereto. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each Subsidiary has been duly and validly issued and is fully paid and nonassessable and, to such counsel's knowledge: (i) was not issued in violation of, and is free of, preemptive rights and (ii) is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer (other than any restriction arising under foreign securities laws, federal securities laws or state securities or Blue Sky
          Laws), stockholders' agreement, voting trust or other defect of title whatsoever.

               (ii) The Company has authorized capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus. All of the outstanding shares of Common
          Stock are duly and validly authorized and issued, are fully paid and nonassessable and to such counsel's knowledge were not issued in violation of or subject to any preemptive rights. The Shares to be delivered by the Company on the Closing Date or Additional Closing Date, as the case may be, have been duly and validly authorized and, when delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and to such counsel's knowledge will not have been issued in violation of or subject to any preemptive rights. Each of the Underwriters who acquires Shares from the Company for value in good faith without notice of any adverse claim will receive good and valid title to the Firm Shares and the Option Shares being sold by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer (other than restrictions arising under foreign securities laws and state securities and Blue Sky Laws), stockholders' agreements, voting trusts and other defects of title whatsoever. The Common Stock, the Firm Shares and the Option Shares conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption "Description of Securities", and, assuming the certificates for the Common Stock are in the form filed with the Commission, are in due and proper form and comply with the requirements of the Delaware General Corporation Law, the Company's certificate of incorporation and by-laws, and the requirements of the NASDAQ and the BSE.

               (iii) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, to the knowledge of such counsel, (i) there are no outstanding securities of the Company or any Subsidiary convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of Common Stock of the Company or shares of capital stock, partnership interests or membership interests of any Subsidiary, respectively, and (ii) there are no outstanding options, warrants, or rights of any character obligating the Company or any Subsidiary to issue any shares of its capital stock, any partnership interests or any membership interests, as applicable, or any securities convertible or exchangeable or evidencing the right to purchase or subscribe therefor; and except as described in the Registration Statement and the Prospectus, to the knowledge of counsel, no holder of securities of the Company or any Subsidiary or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

               (iv) This Agreement and the Warrant have been duly and validly authorized, executed and delivered by the Company.

               (v) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its Subsidiaries, which, if resolved against the Company or such Subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been disclosed therein.

               (vi) The execution, delivery, and performance of this Agreement, the Warrant and the consummation of the transactions contemplated hereby and thereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries, or, to the knowledge of such counsel (assuming compliance with foreign securities laws and state securities and Blue Sky Laws) any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets; PROVIDED, HOWEVER, that such counsel need not express any opinion with respect to compliance with any foreign, federal or state securities, statutes, rules or regulations except as specifically stated in the opinion of such counsel. To such counsel's knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Warrant or the consummation of the transactions contemplated hereby and thereby, except for (1) such as may be required under foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares, the Warrant or the Warrant Shares by the Underwriters (as to which such counsel need express no opinion), (2) the clearance of the offering of the Shares with the NASD, and (3) such as have been made or obtained under the Act.

               (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and petroleum engineering data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

               (viii) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, and all filings required by Rule 424(b) of the Regulations have been made.

               (ix) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and to such counsel's knowledge all rights to require registration of any securities under that agreement have been waived with respect to the offering contemplated hereby.

               (x) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed, and no facts have come to the attention of such counsel which leads such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date or Additional Closing Date, as the case may be, as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date or the Additional Closing Date, as the case may be, as of the date of such amendment or supplement) contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and petroleum engineering data included therein).

               (xi) The Shares to be sold under this Agreement have been approved for quotation on the NASDAQ and the BSE upon notice of issuance.

          In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws other than the laws of the United States upon the laws of the State of Texas and the corporate laws of the State of Delaware; (B) render their opinion on the basis that this Agreement and the matters addressed in their opinion are subject to and governed by Texas law (without regard to conflict of law principles); (C) as to matters of fact, to the extent they deem proper, rely on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel; and (D) as to the opinion set forth in (viii) above, rely upon oral statements of and written correspondence from the Commission.

          (c) At the Closing Date and each Additional Closing Date, you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or Additional Closing Date, as the case may be, to the effect that
     (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date or Additional Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date or the Additional Closing Date, as the case may be, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, and
     (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (B) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, properties, operations, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole, except in each case as disclosed in or contemplated by the Registration Statement and the Prospectus.

          (d)  At the time this Agreement is executed and at the Closing
     Date (and each Additional Closing Date), you shall have received a letter, from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date or Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) stating that, in their opinion, the financial statements and schedules of the Company audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations with respect to registration statements on Form SB-2; (iii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to December 31, 1997 as set forth in the minutes books through a specified date not more than five business days prior to the date of delivery of such letter, inquiries of officers and other employees of the Company and its Subsidiaries who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 1997 to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 1997, there were, as of a specified date not more than five days prior to the date of such letter, any changes in long-term indebtedness of the Company or any decrease, excluding net losses, of the Company, capital stock of the Company, or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet of the Company, as applicable, included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, or (B) that during the period from January 1, 1997 to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues of the Company, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (iv) they have read the unaudited pro forma financial statements included in the Registration Statement and inquired of officials of the Company about the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma financial statements included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X; (v) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements; (vi) on the basis of the review referred to in (iv) and (v) above, nothing came to their attention that caused them to believe that the unaudited pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and (vii) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, and they (Deloitte &
     Touche LLP) are willing to perform to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company which are subject to the internal controls of the Company's accounting system, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter.

          (e) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' counsel, and the Underwriters shall have received from Underwriters' counsel a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters, as you may reasonably require, and the Company shall have furnished to Underwriters' counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f)  You shall have received from each person who is listed on
     SCHEDULE II hereto, an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 180 days, and with respect to David B. Christofferson and JEDI 90 days, after the date of the Prospectus.

          (g) At the Closing Date, the Shares shall have been approved for quotation on the NASDAQ and the BSE.

          (h) At the Closing Date, the Company shall have executed and entered into a Warrant Agreement in substantially the form attached hereto as ANNEX A granting and issuing to the Representative a warrant to purchase pursuant to such Warrant Agreement 191,250 shares of Common Stock.

          (i) Prior to the Closing Date and each Additional Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' counsel pursuant to this Section 6 shall not have been in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related preliminary prospectus or the Prospectus, if used within the time period specified in
     Section 4(A)(b) hereof and as supplemented by any post-effective supplement or as amended by any amendment that has become effective, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you, in each case expressly for use therein and PROVIDED, FURTHER, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any preliminary prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4(b) or (c) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the

     Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related preliminary prospectus or the Prospectus, or in any amendment thereof that has become effective or any post-effective supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, and any such loss, liability, claim, damage or expense arising out of, based upon or resulting from the fact that a copy of the Prospectus (as then amended or supplemented) was not sent or given to a person to whom any Shares were sold at or before the written confirmation of the sale of the Shares and the untrue statement or omission was corrected in the Prospectus (as so amended or supplemented), unless the failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
     Section 4(A)(b) or (c) of this Agreement. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the outside cover page of the Prospectus, the last paragraph of the inside cover page and in the first four and the sixth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume, jointly with any other indemnifying party or parties, the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. It is understood that in no event shall the Company be liable for the fees and expenses of more than one firm of attorneys (in addition to local counsel) for all Underwriters and their controlling persons, which firm shall be designated by you, in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In addition, no such settlement, compromise or consent by any indemnified party shall be binding on any indemnifying party without such indemnifying party's consent (which consent shall not be unreasonably withheld) for purposes of the indemnifying party's indemnity obligations under this Agreement or otherwise. Any consent of any indemnified party under this paragraph may be given on behalf of all actual and potential indemnified parties by you in the case of parties indemnified pursuant to Section 7(a) above and by the Company in the case of parties indemnified pursuant to Section 7(b) above.

          (d) Any party granted the right to direct the defense of any action under this Section 7 shall (i) keep the other parties informed of material developments in the action, (ii) promptly submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with the action, and (iii) permit the other parties and their counsel, to the extent practicable, to confer on the conduct of the defense of the action. The parties shall make available to each other and each other's counsel and accountants all of its or their books and records relating to the action, and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of the action. The parties shall use their respective good faith efforts to avoid the waiver of any privilege of another party. The assumption of the defense of any matter by an indemnifying party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict such party's rights to later seek to be reimbursed its costs and expenses if indemnification with respect to such matter was not required.

          8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is applicable but for any reason (other than the failure to provide notice to the indemnifying party or parties as provided in Section 7(c) above) held to be unavailable from a party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, bears to (y) the underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus (and as each such amount may be similarly determined to give effect to the sale of the Option Shares, if any). The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company and each person named in the Registration Statement as about to become a director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise except to the extent that the contributing party has been prejudiced in any material respect by such failure or from any liability which it may have otherwise.

          9.   DEFAULT BY AN UNDERWRITER.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Option Shares hereunder, and if the Firm Shares or Option Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you or the Company pursuant to subsection (b) below) exceed in the aggregate 10% of the number of shares of Firm Shares or Option Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in
     SCHEDULE I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Option Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Option Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of all of the Firm Shares or Option Shares, as the case may be, to which such default relates as provided in this Section 9, and within an additional five calendar days the Company has not arranged for the purchase of any remaining Firm Shares or Option Shares, as the case may be, by another party or parties reasonably satisfactory to you, this Agreement or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company or the Underwriters with respect thereto (except in each case as provided in Sections 5, 7(a), (b) and (c) and 8 hereof), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' counsel, may thereby be made necessary or advisable.
     The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Option Shares.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement including pursuant to Sections 9 or 11 hereof.

          11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a) This Agreement shall become effective upon the later of (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement, or (ii) the execution of this Agreement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company, and the Company and the Underwriters shall have no liability under this Agreement or otherwise except as provided in Sections 5, 7, 8 and 11(d) hereof. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Option Shares at any time prior to the Additional Closing Date, as the case may be, if since the date hereof (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) trading on the New York Stock Exchange or on the NASDAQ generally or with respect to securities of the Company shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or on the NASDAQ by order of the New York Stock Exchange or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or
     (C) a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective; or (D) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (E) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States; or (F) if there shall have been such change in the market for the Company's securities or securities in general or in political, financial or economic conditions, if the effect of any such event as in your judgment makes it inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Sections 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company agrees, subject to demand by you, to reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the several Underwriters in connection herewith.

          12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Gaines, Berland Inc., 1055 Stewart Avenue, Bethpage, New York, N.Y. 10714, Attention: Peter H. Blum; if sent to the Company shall be mailed, delivered, or telegraphed and confirmed in writing, at 500 North Water Street, Suite 1100, Corpus Christi, Texas 78471, Attention: Michael E. Johnson.

          13. PARTIES. You represent and agree that you are authorized to act on behalf of the several Underwriters named in SCHEDULE I hereto and the Company shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflict of law.

          15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          16. JURISDICTION OF DISPUTES. THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           (SIGNATURE PAGE FOLLOWS)

          If the foregoing correctly sets forth the understanding among you, the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each Underwriter is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which have been submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                            Very truly yours,

                            THE COMPANY:

                            ESENJAY EXPLORATION, INC., a Delaware
                            corporation


                            By
                               ----------------------------------------
                                Michael E. Johnson
                                President and Chief Executive Officer



Accepted as of the date first above written.

GAINES, BERLAND INC.



By
   -------------------------------------
    Peter H. Blum
    Senior Managing Director

On behalf of themselves and the other several
Underwriters named in Schedule I hereto.

                                 SCHEDULE I

                                                  NUMBER OF FIRM
                                                   SHARES TO BE
            NAME OF UNDERWRITER                      PURCHASED
--------------------------------------------      ---------------
Gaines, Berland Inc. .......................












          Total:

                                 SCHEDULE II

             LOCKUP LIST OF DIRECTORS, OFFICERS AND STOCKHOLDERS


David W. Berry
Alex M. Cranberg
Michael E. Johnson
Charles J. Smith
Alex B. Campbell
William D. Dodge, III
Jack P. Randall
Hobart A. Smith
David B. Christofferson
Esenjay Exploration Corporation
Aspect Resources LLC
Joint Energy Development Investments II Limited Partnership

                                 SCHEDULE III

                                 SUBSIDIARIES